EXHIBIT (J)(1)

CONSENT OF COUNSEL

[QUARLES & BRADY LLP LETTERHEAD]

February 29, 2008

Ziegler Exchange Traded Trust
200 South Wacker Drive
Suite 2000f
Chicago, Illinois 60606

Attn: Brian K. Andrew, President

Re:	Consent to Incorporation of Legal Opinion in Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of Ziegler Exchange Traded Trust into the Post-Effective Amendment to Ziegler Exchange Traded Trust's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Pre-Effective Amendment No. 1 to Ziegler Exchange Traded Trust's Registration Statement on Form N-1A/A (Registration Number 333-129337), which was filed with the Securities and Exchange Commission on July 28, 2006. We also consent to the use of our name under the heading "Counsel" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

Very truly yours, /s/ Quarles & Brady LLP QUARLES & BRADY LLP